Exhibit 107

Calculation of Filing Fee Tables

FORM TO-I

(Form Type)

KKR FS Income Trust

(Name of Issuer)

KKR FS Income Trust

(Name of Person(s) Filing Statement)

Table 1: Transaction Valuation

	Transaction Valuation		Fee Rate	Amount of Filing Fee
Fees to Be Paid	$41,544,657	(1)	0.00015310	$6,360.49	(2)
Fees Previously Paid	$0			$0
Total Transaction Valuation	$41,544,657	(1)
Total Fees Due for Filing				$6,360.49	(2)
Total Fees Previously Paid				$0.0
Total Fee Offsets				$4,725.68	(3)
Net Fee Due				$1,634.81	(2) (3)

(1) Calculated as the aggregate maximum purchase price for Class I common shares of beneficial interest, par value $0.01 per share, of KKR FS Income Trust (“Shares”), based upon the net asset value per Share as of January 31, 2025 of $29.62. This amount is based upon the offer to purchase up to 1,402,588 Shares.

(2) Calculated at $153.10 per $1,000,000.00 of the Transaction Valuation in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by Fee Rate Advisory No. 1 for Fiscal Year 2025.

(3) An aggregate fee of $2,887.77 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on September 3, 2024 (the “September 2024 TO-I”). The final transaction fee due pursuant to the final amendment to the September 2024 TO-I filed on October 3, 2024 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $2,887.77 filing fee paid in connection with the September 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

An aggregate fee of $1,837.91 was paid with the filing of the Schedule TO-I by KKR FS Income Trust on December 2, 2024 (the “December 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on January 6, 2025 was $0, as no Shares were tendered in connection with the related tender offer. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the $1,837.91 filing fee paid in connection with the December 2024 Schedule TO-I is being used to offset a portion of the filing fee in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims		SC TO-I	005-94079	September 3, 2024		$2,887.77
Fee Offset Sources	KKR FS Income Trust	SC TO-I	005-94079		September 3, 2024		$2,887.77
Fee Offset Claims		SC TO-I	005-94079	December 2, 2024		$1,837.91
Fee Offset Sources	KKR FS Income Trust	SC TO-I	005-94079		December 2, 2024		$1,837.91